UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2008

Pavilion Energy Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0001082431	65-0963621
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

261 South Robertson Blvd. Beverly Hills, CA	90211
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (310) 288-4585

Energetics Holdings, Inc.
500 Throckmorton Street, Suite 1905, Fort Worth, Texas  76102
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

1.01 Entry into a Material Definitive Agreement

On February 27, 2008, the Company amended its Certificate of Incorporation to change its name from "Energetics Holdings, Inc." to “Pavilion Energy Resources, Inc.”

A copy of the Certificate of Amendment to the Company's Certificate of Incorporation is being filed as an exhibit to this report and is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 3.01 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 3.03. Material Modification to Rights of Security Holders

On February 27, 2008 the Board of Directors and the holders of the majority of the outstanding shares of common stock of the Company authorized an Amendment to the Certificate of Incorporation of the Company, changing the Company's name to Pavilion Energy Resources, Inc. and authorizing a 1-for-10 reverse split of its common stock, such that every current shareholder of the Company’s common stock shall be issued one share of the Company’s $0.01 par value common voting stock in exchange for every 10 shares of the Company’s $0.01 par value common voting stock held as the record date, being rounded up to 100 shares. The Board has established the record date for the 1-for-10 reverse split as the close of business on June 27, 2008.

On May 29, 2008 the Board of Directors of the Company authorized a special stock dividend of one share for every share held (post-split) or 100% to be payable to shareholders of record as of a date to be determined by the Board of Directors. The special dividend will be in the form of restricted stock and will only be issued to shareholders of record and beneficial holders as of the record date. The Board has established June 27, 2008, following the 1-for-10 split above as the record date, and the payable date as of July 7, 2008. Shareholders must physically deliver their certificates to the transfer agent for the Company in order to receive new certificates bearing the Company’s new name and representing the special stock dividend.

Item 5.01. Changes in Control of Registrant

On February 21. 2008 in accordance with Section 228 of the Delaware General Corporation Law the holders of a majority of the outstanding shares of common stock of the Company removed the entire Board of Directors of the Company and appointed Stephen M. Thompson, and Todd Allen as directors. The shareholders took this action because they were dissatisfied with the actions and policies of the directors. The new Board appointed Mr. Thompson as President and Robert Milligan as Secretary.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2008 Rod Peterson, Steven P. Guiffrida and Joseph F. Stein, and Stephen M. Thompson, Rob Milligan and Todd Allen executed an Action By Mutual Written Consent of the Board of Directors of the Company rescinding the Merger Agreement dated September 5, 2007 and accepting the resignations as officers and Directors of Messrs. Peterson and Steven P. Guiffrida, of Mr. Stein as a Director, and appointing Stephen M. Thompson as President and Director, Robert Milligan as Corporate Secretary and Todd Allen as Director.

Stephen M. Thompson has been a business executive and entrepreneur for the last 30 years.   Mr. Thompson is  the founder and current Chief Executive Officer and Chairman of Pavilion Energy Resources, Inc., formerly Global Business Services, Inc. taking on this role in November 2001.  The Company was established through a Plan and Agreement of Reorganization and the acquisition in February 2002 of the outstanding stock of Postal Connections, Inc. a franchise and acquisition company with corporate and franchise retail locations through the country.  Mr. Thompson has been an active leader in capital formation, early stage corporate start-ups and business development.  He carries practical hands-on executive experience in international business, gaming property development, and publishing, in both the private and public equities markets. Mr. Thompson is a Veteran of the United States Marine Corps. (1965 – 1969); has four children and resides in Beverly Hills, California.

Todd Allen has been a business executive in the fields of accounting, business consulting and real estate development for over 15 years. Currently, Mr. Allen is the President and CFO of Sagebrush Development Corporation. Sagebrush Development Corporation (SDC) is a full service development company featuring multi million dollar residential communities, professional office condominiums, and acquisitions.  Prior to his engagement at Sagebrush, Mr. Allen served as the co-founder and partner at Campbell Allen, LP. Campbell Allen, LP is a premiere Certified Public Accounting and Business Advisory Firm. Mr. Allen was responsible for increasing revenue, and maintaining long- term client relationships. Mr. Allen in coordination with the clients’ respective legal counsel, worked to maximize tax savings and provide guidance for appropriate business entity structures.

Robert D. Milligan is a Los Angeles native.  After attending California State University, Long Beach in the mid-70’s, Robert started a 20 year career in the Motion Picture and Recording Industry.  In 1985 Mr. Milligan founded The Sound Source, Inc., an audio equipment leasing company that thrived and was eventually sold in the mid-90’s.  Following the sale of the Sound Source, and two years in school to acquire a Paralegal degree, Robert became assistant administrator and assistant to the President of Digital Component Outlet, Inc. in Sherman Oaks, California, a medium sized computer hardware distributor.  Robert came to work for this company in 2002 as assistant to the President.   He continues in that position as well as managing much of the company’s day-to-day administrative affairs.  Shortly after joining the Company, Mr. Milligan was appointed to the position of Corporate Secretary for what was then known as Global Business Services Inc., and which is now known as Pavilion Energy Resources, Inc.   Mr. Milligan stepped down as Corporate Secretary for a short time in recent months as part of an unsuccessful merger transaction and has now been re-instated in the post.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Item 5.01 above

Item 8.01 Other Events

The Board of Directors of the Company has authorized a change in the transfer agent for the Company's common stock from Pacific Stock Transfer Inc. to Executive Registrar & Transfer, Inc.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

3.1	Certificate by Delaware Secretary of State

Certificate of Amendment to the Company's Certificate of Incorporation of Energetics Holdings, Inc., A Delaware Corporation

Action by Written Consent of the Holder of a Majority of Outstanding Shares of Common Stock of Energetics Holdings, Inc., A Delaware Corporation

Action by Written Consent of the Board of Directors of Energetics Holdings, Inc., A Delaware Corporation

Action by Written Consent of the Board of Directors of Pavilion Energy Resources, Inc., A Delaware Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pavilion Energy Resources, Inc.

/s/ Stephen M. Thompson
Stephen M. Thompson
Chief Executive Officer

Dated:  June __, 2008